Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of Dover Saddlery, Inc. dated as of May 21, 2015 is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated:  May 21, 2015

GLENHILL ADVISORS, LLC

By:	/s/ Glenn J. Krevlin
	Name:	Glenn J. Krevlin
	Title:	Managing Member

/s/ Glenn J. Krevlin
GLENN J. KREVLIN

GLENHILL CAPITAL ADVISORS, LLC

By:	KREVLIN MANAGEMENT, INC. Managing Member

By:	/s/ Glenn J. Krevlin
	Name:	Glenn J. Krevlin
	Title:	Managing Member

GLENHILL CAPITAL MANAGEMENT, LLC

By:	GLENHILL ADVISORS, LLC Managing Member

By:	/s/ Glenn J. Krevlin
	Name:	Glenn J. Krevlin
	Title:	Managing Member

GLENHILL CAPITAL OVERSEAS MASTER FUND LP

By:	GLENHILL CAPITAL OVERSEAS GP, LTD General Partner

By:	GLENHILL CAPITAL MANAGEMENT, LLC Sole Shareholder

By:	GLENHILL ADVISORS, LLC Managing Member

By:	/s/ Glenn J. Krevlin
	Name:	Glenn J. Krevlin
	Title:	Managing Member